================================================================================

                     U.S. Securities and Exchange Commission
                             Washington, D. C. 20549

                    ----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 1999

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

           Delaware                   33-37203-D                84-1148210
(State or other jurisdiction       (Commission File          (IRS Employer
     of Incorporation)                 Number)           Identification Number)

             100 Park Avenue, New York, NY                       10017
       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code, (212) 376-8800

                                 FI-TEK V, INC.
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     A.   Transaction

     On June 8, 1999, Laidlaw Global Corporation formerly known as Fi-Tek V, Inc. (the "Registrant") acquired approximately 99% of the issued and outstanding shares of common stock of Laidlaw Holdings, Inc. ("Holdings") pursuant to a Plan and Agreement of Reorganization among Holdings, Fi-Tek V, Inc. ("Fi-Tek"), Westminster Securities Corporation ("Westminster") and the principal shareholders of such companies, dated May 27, 1999 (the "Agreement"). The transactions contemplated by the Agreement were intended to be a reorganization of the corporate parties under either or both of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of such transactions, on June 8, 1999, the Registrant issued 9,999,333 shares of its common stock to shareholders of Holdings. Immediately prior to closing, the Registrant caused a 1-for-32.4778 reverse split of its common stock (the "Reverse Stock Split") and thereby reduced its issued and outstanding shares of common stock to 1,000,000 shares. Simultaneous with closing, the Registrant changed it name from Fi-Tek V, Inc. to Laidlaw Global Corporation.

     Also pursuant to the Agreement, the Registrant is to acquire substantially all of the issued and outstanding common stock of Westminster for 3,000,000 shares of common stock of the Registrant. Additionally, Holdings agreed to cause the Registrant to grant options to purchase 60,000 shares of its common stock at a price of $1.25 per share, which options would be delivered at closing. Westminster is a registered Broker-Dealer of securities based in New York, which is a member firm of the New York Stock Exchange ("NYSE"). The closing of the transaction between the Registrant and the shareholders of Westminster is subject only to the approval of the NYSE, which approval is anticipated.

     The Agreement also contemplated that holders of Convertible Subordinated Notes of Holdings and a holder of Convertible Preferred Stock of Holdings could convert such notes and preferred stock and receive common stock of the Registrant. Similarly, the Agreement contemplated that holders of warrants and options to purchase Holdings common stock could exercise such options and receive common stock of the Registrant. The Registrant anticipates that a substantial number of holders of the Convertible Subordinated Notes will convert such debt into common stock of the Registrant.

     Further pursuant to the Agreement, certain shareholders of the Registrant who were formerly the principal shareholders of the Registrant became subject to agreements restricting the resale of a portion of their shares as set forth below:

     1. "Excess Shares" Lock-Up - It was the intention of the transactions contemplated in the Agreement that shareholders holding shares of the Registrant prior to closing would own 5% of the fully diluted outstanding common stock of the Registrant immediately following the closing, including stock reserved for future issuance. After giving effect to the Reverse Stock Split, shareholders of the Registrant would own an aggregate of 1,000,000 shares of the Registrant. However, the Agreement anticipated that most of the shares reserved for future issuance (upon conversion of indebtedness and exercise of warrants and options) would not be issued at the closing. Therefore, holders of the common stock of the Registrant who owned at least 15,395 shares, calculated after the Reverse Stock Split (the "Former Principal Shareholders"), who exceeded their respective portion of 5% of outstanding common stock of the Registrant after closing, agreed that their "excess" shares could not be sold for a period expiring on October 31, 2000, without the consent of Holdings. However, as additional shares which were not issued at closing become issued through post-closing tender of outstanding Holdings shares, conversion of indebtedness, or exercise of options or warrants into common stock of the Registrant, and thereby increasing the total outstanding shares of the Registrant, the shares of the Former Principal Shareholders will be proportionately released from lock-up so that each such shareholder will have his proportion of 5% of the total outstanding shares of the Registrant's common stock freed from this lock-up provision. A total of eight persons were subject to this lock-up and initially, an aggregate of 318,469 shares were restricted from resale subject to this lock-up.

     2. Grant of Options - The Former Principal Shareholders agreed to grant to Holdings or its designees an option to purchase one-third of their holdings of common stock of the Registrant at a price of $3.50 per share, for a period of six months following closing. The number of shares subject to such option aggregated 129,746. As of June 22, 1999, Holdings exercised options to purchase an aggregate of 110,671 shares pursuant to such options.

     3. "Nine-Month" Lock-Up - The Former Principal Shareholders further agreed to a lock-up of an additional one-third of their holdings of common stock of the Registrant for a period of nine months following the closing, except that (i) Holdings may consent to a release from such lock-up; and (ii) private sales may be made to purchasers who agree to be bound by the provisions of such lock-up agreement. The number of shares subject to such option aggregated 129,746.

     Prior to closing, the Board of Directors of Holdings and Westminster obtained a fairness opinion from Auerbach, Pollak & Richardson, Inc. ("Auerbach"), an investment banking firm, which opinion was rendered pursuant to National Association of Securities Dealers, Inc. ("NASD") Rule 2720. Auerbach rendered its opinion that the proposed plan of reorganization as described by the Agreement is fair, from a financial point of view, to the shareholders of the Registrant.

     B.   Change of Management

     As a condition of closing, the officers and directors of the Registrant resigned from their respective positions and elected the Board of Directors of the Registrant, which is also the Board of Directors of Holdings, as follows:

Name                         Title
----                         -----

Larry D. Horner              Chairman of the Board, Chief Executive Officer and
                             Director

Anastasio Carayannis         President, Chief Operating Officer and Director

Roger Bendelac               Executive Vice President, Chief Financial Officer,
                             Secretary and Director

Daniel Bendelac              Executive Vice President and Director

Bill Bradley                 Director

Jean-Marc Beaujolin          Director

Robert Ma                    Director

     Upon closing of the transaction with the shareholders of Westminster, John O'Shea, the current President of Westminster, will also serve as a Director of the Registrant.

     C.   Description of Businesses

     Headquartered in New York, Holdings is a provider of global investment and financial services, with offices in Miami, Paris, Geneva, Athens, Nassau, Barcelona, Hong Kong and Singapore. Its wholly-owned subsidiary, Laidlaw Global Securities, Inc., is a New York based Broker-Dealer which is a member firm of the NASD and SIPC. Its 81% owned subsidiary, Howe & Rusling, Inc., is an asset management company based in Rochester, New York. Holdings also owns 63% of Global Electronic Exchange, Inc., a development stage company that intends to engage in Internet related financial services.

     In a related transaction, PUSA Investment Company, the principal shareholder of Holdings, has exchanged all of the issued and outstanding stock of Laidlaw Pacific (Asia) Ltd. ("Laidlaw Pacific") for 1,300,000 shares of Holdings, and options to purchase 300,000 shares of Holdings at $1.25 per share. Such shares are being held in escrow and will be released when and if the Hong Kong Securities and Futures Commission ("HKSFC") approves the exchange of shares, which approval is anticipated. Such shares will then be exchanged for 1,300,000 shares of the Registrant's common stock, and the options will be exchanged for options to purchase common stock of the Registrant at the same exercise price. Laidlaw Pacific is a securities-related business focusing on investment banking and asset management and is a member of the HKSFC.

     Upon closing of the transaction with Westminster, Holdings will own over 99% of Westminster, a registered Broker-Dealer of securities based in New York, which is a member firm of the NYSE and SIPC. It also specializes in private and public structured finance of U.S. based growth companies.

     The documents attached as Exhibits to this report on Form 8-K are incorporated by reference into this Item which is modified by the full text of those documents.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired*

     (b)  Pro Forma Financial Information*

     (c)  Exhibits

          2.1 Plan and Agreement of Reorganization among Fi-Tek, Holdings and Westminster, dated May 27, 1999.

          17.1 Letter of Ronald J. Miller's resignation, dated June 7, 1999.

          17.2 Letter of Frank L. Kramer's resignation, dated June 7, 1999.

          23.3 Opinion of Auerbach, Pollak & Richardson, Inc., dated June 2,
               1999.

* To be filed by Amendment as soon as practicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LAIDLAW GLOBAL CORPORATION

June 22, 1999                            By:   /s/ Anastasio Carayannis
                                               ------------------------
                                               Anastasio Carayannis,
                                               President